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                                                      EXHIBIT 99-B.9



             151 Farmington Avenue          SUSAN E. BRYANT
             Hartford, CT  06156            Counsel
                                            Law & Regulatory Affairs, RE4C
                                             (860) 273-7834
                                            Fax: (860) 273-8340

February 29, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

       Attention:   Filing Desk

       Re: Variable Annuity Account B of Aetna Life Insurance and Annuity Company
             Pre-Effective Amendment No. 2 to
             Registration Statement on Form N-4
             File Nos. 33-62473 and 811-2512

Gentlemen:

The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company a Connecticut life insurance company (the "Company") in connection with the registration on Form N-4 of interests in Variable Annuity Account B of the Company. It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the Securities) under the Securities Act of 1933, as amended ("Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with such representation, I have reviewed the N-4 Registration Statement filed on September 8, 1995, the Pre-Effective Amendment No. 1 filed on February 16, 1996 and this Pre- Effective Amendment No. 2. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, New York and Oklahoma, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

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Securities and Exchange Commission
February 29, 1996


Based upon the foregoing, I am of the opinion that the Securities have been duly and validly authorized and, assuming the securities will be issued and sold in accordance with the provisions of the prospectus, will constitute legal and binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to my being named under the caption "Legal Matters" in the prospectus contained therein.

Sincerely,

/s/ Susan E. Bryant

Susan E. Bryant
Counsel